Exhibit 15.4

R.G. Manabat & Co.

The KPMG Center, 6/F

6787 Ayala Avenue, Makati City

Philippines 1209

Telephone	+63 (2) 8885 7000
Fax	+63 (2) 8894 1985
Internet	www.home.kpmg/ph
Email	ph-inquiry@kpmg.com

June 27, 2025

The Board of Directors and Stockholders

Hotel of Asia, Inc. and Subsidiaries

DD Meridian Park Bay Area

Corner Macapagal Avenue and EDSA Extension Boulevard

Brgy 76 Zone 10, San Rafael, Pasay City, Metro Manila

Gentlemen:

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the incorporation by reference in this Shell Company Report of Hotel101 Global Holdings Corp. on Form 20-F of our report dated April 15, 2025, relating to the consolidated financial statements of Hotel of Asia, Inc. and Subsidiaries as of December 31, 2024 and 2023 and for the years then ended, which appears in the Registration Statement on Form F-4 (File No. 333-287130) of Hotel101 Global Holdings Corp. and Hotel101 Global Pte. Ltd. initially filed with the U.S. Securities and Exchange Commission on May 9, 2025. We also consent to the reference to our Firm under the heading “Statement by Experts” in such Shell Company Report.

Very truly yours,

/s/ R.G. Manabat & Co.
R.G. MANABAT & CO.

R.G. Manabat & Co., a Philippine partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.